As filed with the Securities and Exchange Commission on April 28, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELMERICH & PAYNE, INC. (Exact name of registrant as specified in its charter)	HELMERICH & PAYNE INTERNATIONAL DRILLING CO. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
1381 (Primary Standard Industrial Classification Code Number)	1381 (Primary Standard Industrial Classification Code Number)
73-0679879 (I.R.S. Employer Identification Number)	73-0765153 (I.R.S. Employer Identification Number)
1437 South Boulder Avenue, Suite 1400 Tulsa, Oklahoma 74119 (918) 742-5531 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	1437 South Boulder Avenue, Suite 1400 Tulsa, Oklahoma 74119 (918) 742-5531 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cara M. Hair
Senior Vice President, Corporate Services and Chief Legal and Compliance Officer
Helmerich & Payne, Inc.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119
(918) 742-5531
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Hillary H. Holmes
Gibson, Dunn & Crutcher LLP
811 Main St., Suite 3000
Houston, Texas 77002-4995
(346) 718-6602

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).
Helmerich & Payne, Inc. Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
Helmerich & Payne International Drilling Co. Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus
Helmerich & Payne, Inc.
Debt Securities
Preferred Stock
Common Stock
Warrants
Rights
Units
Guarantees of Debt Securities

Helmerich & Payne International Drilling Co.
Debt Securities
Guarantees of Debt Securities

Helmerich & Payne, Inc. (“H&P”) may from time to time issue and sell its debt securities, preferred stock, common stock, warrants, rights, units or guarantees of debt securities issued by Helmerich & Payne International Drilling Co. (“HPIDC”), a wholly owned subsidiary of H&P. H&P’s shares of common stock are listed on the New York Stock Exchange under the symbol “HP.”
HPIDC may from time to time issue and sell its debt securities or guarantees of debt securities issued by H&P.
We refer to H&P’s debt securities, preferred stock, common stock, warrants, rights, units or guarantees of debt securities and HPIDC’s debt securities or guarantees of debt securities collectively as “securities” in this prospectus.
This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference carefully before you invest.
H&P and HPIDC may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.
Investing in these securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2022.

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ABOUT THIS PROSPECTUS
As used in this prospectus:
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Helmerich and Payne, Inc. conducts substantially all of its business through its subsidiaries and references to “H&P,” “we,” “our” and “us” generally mean Helmerich & Payne, Inc., a Delaware corporation, together with its consolidated subsidiaries, unless the context otherwise requires;

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references to “HPIDC” mean Helmerich & Payne International Drilling Co., a Delaware corporation and a direct, wholly owned subsidiary of H&P.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer, at any time and from time to time, any combination of the securities described in this prospectus and any accompanying prospectus supplement in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer or sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT H&P AND HPIDC
Helmerich & Payne, Inc. was incorporated under the laws of the State of Delaware on February 3, 1940 and is successor to a business originally organized in 1920. We provide performance-driven drilling solutions and technologies through our subsidiaries that are intended to make hydrocarbon recovery safer and more economical for oil and gas exploration and production companies. Our technology services focus on developing, promoting and commercializing technologies designed to improve the efficiency and accuracy of drilling operations, as well as wellbore quality and placement.
Our drilling services operations are organized into the folllowing reportable operating business segments: North America Solutions, Offshore Gulf of Mexico, and International Solutions. Our North America Solutions operations are primarily located in Colorado, Louisiana, New Mexico, Nevada, North Dakota, Ohio, Oklahoma, Pennsylvania, Texas, Utah, West Virginia and Wyoming. Additionally, our Offshore Gulf of Mexico operations are conducted in Louisiana and in U.S. federal waters in the Gulf of Mexico and in our International Solutions we have operations in four international locations: Argentina, Bahrain, Colombia and United Arab Emirates.
We also own and operate limited commercial real estate properties. Our real estate assets, which are located exclusively within Tulsa, Oklahoma, include a shopping center and undeveloped real estate. Our research and development endeavors include both internal development and external acquisition of developing technologies. Our wholly owned captive insurance companies are used to insure the deductibles for our workers’ compensation, general liability and automobile liability insurance programs. HPIDC is a direct, wholly owned subsidiary of H&P.
H&P and HPIDC are Delaware corporations. H&P and HPIDC’s principal executive offices are located at 1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119, and their telephone number is (918) 742-5531. Further information is available at www.helmerichpayne.com. Information that you may find on, or that is accessible from, our website is not part of this prospectus and is not incorporated into this prospectus.

RISK FACTORS
An investment in these securities involves risks. You should carefully consider the risks described in H&P’s filings with the SEC referred to under the heading “Where You Can Find More Information,” including H&P’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports and documents H&P files with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus, any prospectus supplement and the documents incorporated by reference herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” or the negative thereof or similar terminology. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved.
These forward-looking statements include, among others, information concerning our possible or assumed future results of operations and statements about the following subjects:
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our business strategy;

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estimates of our revenues, income, earnings per share, and market share;

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our capital structure and our ability to return cash to stockholders through dividends or share repurchases;

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the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

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the volatility of future oil and natural gas prices;

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the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries and other oil producing nations with respect to production levels or other matters related to the prices of oil and natural gas;

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changes in future levels of drilling activity and capital expenditures by our customers, whether as a result of global capital markets and liquidity, changes in prices of oil and natural gas or otherwise, which may cause us to idle or stack additional rigs, or increase our capital expenditures and the construction or acquisition of rigs;

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the ongoing effect, impact, potential duration or other implications of the novel strain of coronavirus pandemic, including any variants of the virus, and the effectiveness of vaccines and distribution of vaccines to treat the virus, any reinstatement of governmental-imposed restrictions, and the pace of the economic recovery and any expectations we may have with respect thereto;

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changes in worldwide rig supply and demand, competition, or technology;

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possible cancellation, suspension, renegotiation or termination (with or without cause) of our contracts as a result of general or industry-specific economic conditions, mechanical difficulties, performance or other reasons;

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expansion and growth of our business and operations;

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our belief that the final outcome of our legal proceedings will not materially affect our financial results;

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impact of federal and state legislative and regulatory actions and policies affecting our costs and increasing operation restrictions or delay and other adverse impacts on our business;

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impact of geopolitical developments and tensions, war and uncertainty in oil-producing countries (including the invasion of Ukraine by Russia and any related political or economic responses and counter-responses or otherwise by various global actors or the general effect on the global economy);

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environmental or other liabilities, risks, damages or losses, whether related to storms or hurricanes (including wreckage or debris removal), collisions, grounding, blowouts, fires, explosions, other accidents, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

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our financial condition and liquidity;

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tax matters, including our effective tax rates, tax positions, results of audits, changes in tax laws, treaties and regulations, tax assessments and liabilities for taxes;

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the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

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potential impacts on our business resulting from climate change, greenhouse gas regulations, and the impact of climate change-related changes in the frequency and severity of weather patterns;

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potential long-lived asset impairments; and

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our sustainability strategy, including expectations, plans or goals related to corporate responsibility, sustainability and environmental matters, and any related reputational risks as a result of execution of this strategy.

Important factors that could cause actual results to differ materially from our expectations or results discussed in the forward-looking statements are disclosed under the section herein entitled “Risk Factors” and elsewhere in this prospectus, as well as in reports and documents H&P files with the SEC. You should carefully review the risk factors and cautionary statements described herein and in the other documents H&P files from time to time with the SEC, specifically H&P’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by such cautionary statements. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements, except as required by law.

USE OF PROCEEDS
Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:
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capital expenditures;

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acquisitions;

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working capital; and

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repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness or outstanding borrowings under our revolving credit facility.

DESCRIPTION OF DEBT SECURITIES OF H&P
The debt securities H&P may offer pursuant to this prospectus will be H&P’s general unsecured obligations and will be senior, senior subordinated or subordinated debt. H&P’s unsecured senior debt securities will be issued under the indenture dated as of December 20, 2018, as amended or supplemented from time to time, among H&P, HPIDC and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as original trustee (which we refer to as the “H&P senior debt indenture”). Any unsecured senior subordinated debt securities H&P may offer pursuant to this prospectus will be issued under a separate indenture to be entered into by H&P, HPIDC and Computershare Trust Company, N.A. or another trustee to be named in a prospectus supplement (which we refer to as the “H&P senior subordinated debt indenture”). Any unsecured subordinated debt securities H&P may offer pursuant to this prospectus will be issued under a separate indenture to be entered into by H&P, HPIDC and Computershare Trust Company, N.A. or another trustee to be named in a prospectus supplement (which we refer to as the “H&P subordinated debt indenture”). We refer to the H&P senior debt indenture, the H&P senior subordinated debt indenture and the H&P subordinated debt indenture collectively as the H&P indentures.
The H&P senior debt indenture is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. If H&P issues any senior subordinated debt securities or subordinated debt securities, we will file forms of the H&P senior subordinated debt indenture and the H&P subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable H&P indenture for more specific information.
H&P’s senior debt securities will be equal in right of payment with each other and with all of H&P’s other unsecured unsubordinated indebtedness. H&P’s senior debt securities will be effectively junior in right of payment to H&P’s secured indebtedness and structurally subordinated to all debt and other liabilities of H&P’s subsidiaries that do not guarantee such debt securities. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an H&P indenture and in any applicable supplement to the H&P indenture, to the senior indebtedness designated in such H&P indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an H&P indenture and in any applicable supplement to the H&P indenture, to all of H&P’s senior and senior subordinated indebtedness.
We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.
Guarantees of H&P’s Debt Securities
One or more subsidiaries of H&P, including HPIDC, may issue guarantees of H&P’s debt securities. The applicable prospectus supplement will describe the specific terms and provisions of any guarantees.

DESCRIPTION OF DEBT SECURITIES OF HPIDC
The debt securities HPIDC may offer pursuant to this prospectus will be HPIDC’s general unsecured obligations and will be senior, senior subordinated or subordinated debt. HPIDC’s unsecured senior debt securities will be issued under the indenture dated as of March 19, 2015, as amended or supplemented from time to time, among HPIDC, H&P, as parent guarantor, and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as original trustee (which we refer to as the “HPIDC senior debt indenture”). Any unsecured senior subordinated debt securities HPIDC may offer pursuant to this prospectus will be issued under a separate indenture to be entered into by HPIDC, H&P and Computershare Trust Company, N.A. or another trustee to be named in a prospectus supplement (which we refer to as the “HPIDC senior subordinated debt indenture”). Any unsecured subordinated debt securities HPIDC may offer pursuant to this prospectus will be issued under a separate indenture to be entered into by HPIDC, H&P and Computershare Trust Company, N.A. or another trustee to be named in a prospectus supplement (which we refer to as the “HPIDC subordinated debt indenture”). We refer to the HPIDC senior debt indenture, the HPIDC senior subordinated debt indenture and the HPIDC subordinated debt indenture collectively as the HPIDC indentures.
The HPIDC senior debt indenture is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. If HPIDC issues any senior subordinated debt securities or subordinated debt securities, we will file forms of the HPIDC senior subordinated debt indenture and the HPIDC subordinated debt indenture, as applicable, by amendment to the registration statement of which this prospectus is a part. You should refer to the applicable HPIDC indenture for more specific information.
HPIDC’s senior debt securities will be equal in right of payment with each other and with all of HPIDC’s other unsecured unsubordinated indebtedness. HPIDC’s senior debt securities will be effectively junior in right of payment to HPIDC’s secured indebtedness and structurally subordinated to all debt and other liabilities of HPIDC’s subsidiaries that do not guarantee such debt securities. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an HPIDC indenture and in any applicable supplement to the HPIDC indenture, to the senior indebtedness designated in such HPIDC indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an HPIDC indenture and in any applicable supplement to the HPIDC indenture, to all of HPIDC’s senior and senior subordinated indebtedness.
We will include the specific terms of each series of the debt securities being offered in a supplement to this prospectus.
Guarantees of HPIDC’s Debt Securities
H&P may issue guarantees of HPIDC’s debt securities. The applicable prospectus supplement will describe the specific terms and provisions of any guarantees.

DESCRIPTION OF CAPITAL STOCK
The following describes H&P’s common stock, preferred stock, amended and restated certificate of incorporation (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”). This description is a summary only. We encourage you to read the complete text of the certificate of incorporation and bylaws, which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References to “stockholders” in this section refer to holders of the common stock, unless the context otherwise requires.
General
Pursuant to the certificate of incorporation, we have the authority to issue 161,000,000 shares of capital stock, consisting of 160,000,000 shares of our common stock and 1,000,000 shares of preferred stock, without par value (“preferred stock”).
Common Stock
As of April 20, 2022, 105,287,469 shares of the common stock were outstanding. All of the outstanding shares of the common stock are fully paid and nonassessable.
Voting Rights
Our stockholders are entitled to one vote for each share of common stock held on all matters voted upon by stockholders, including the election of directors.
Under our bylaws, unless otherwise provided by law, our certificate of incorporation or our bylaws, or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of H&P are listed or quoted for trading, the authorization of any action or the transaction of any business at any meeting of our stockholders at which a quorum is present (other than the election of directors) shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereat.
Under our bylaws, in connection with an election of directors, each nominee for election in an uncontested election is elected by the vote of the majority of votes cast with respect to such director at any meeting of our stockholders at which a quorum is present, meaning that the number of shares voted for such director must exceed the number of shares voted against such director; provided, however, that, if the number of nominees exceeds the number of directors to be elected as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission, the directors shall be elected by the affirmative vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. Holders of our common stock have no right to cumulate their votes in an election of directors.
Dividend Rights
Subject to the rights of any then-outstanding shares of preferred stock, our stockholders are entitled to receive dividends as may be declared in the discretion of H&P’s board of directors (the “board of directors”) out of funds legally available for the payment of dividends. The declaration and amount of future dividends is at the discretion of our board of directors and will depend on our financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements and other factors and restrictions our board of directors deems relevant.
Liquidation Rights
Our stockholders are entitled to share equally and ratably in our net assets upon a liquidation or dissolution after the payment or provision for all liabilities, subject to any preferential liquidation rights of any preferred stock that at the time may be outstanding.

No Preemptive, Conversion or Redemption Rights
Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to our common stock.
Listing
The common stock is traded on the New York Stock Exchange under the symbol “HP.”
Preferred Stock
As of April 20, 2022, there were no outstanding shares of preferred stock. Our certificate of incorporation authorizes up to 1,000,000 shares of preferred stock. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of our then-existing stockholders and, under certain circumstances, make it more difficult for a third party to gain control of H&P. The specific matters that the board of directors may determine include the following:
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the designation of each series;

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the number of shares of each series;

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the rate of any dividends and the times at which, and the terms and conditions on which, such dividends will be paid;

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whether any dividends will be cumulative or non-cumulative;

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rights and terms of any conversion or exchange;

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the terms of any redemption;

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the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of H&P;

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the terms of any sinking fund or redemption or purchase account;

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any voting rights; and

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restrictions on the issuance of shares of the same series or any other series.

The prospectus supplement relating to any series of preferred stock H&P offers will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before H&P issues any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
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the title of the preferred stock;

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the maximum number of shares of the series;

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the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative or non-cumulative;

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any terms for the conversion or exchange of the preferred stock for other securities of H&P or any other entity;

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any sinking fund or other provisions that would obligate H&P to redeem or purchase the preferred stock;

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any redemption provisions;

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any liquidation preference;

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any voting rights; and

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any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Effects of Certain Provisions of the Certificate of Incorporation and Bylaws and Delaware Law
The certificate of incorporation, the bylaws and Delaware law contain provisions that may deter or render more difficult proposals to acquire control of H&P, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.
Action by Stockholders Without a Meeting
The bylaws provide that, in accordance with the certificate of incorporation, stockholders may take action without a meeting of stockholders only if the stockholders who would have been entitled to vote upon the action if such a meeting were held consent in writing to such action. An electronic transmission that meets the requirements set forth in the bylaws shall be deemed to be written.
Special Meetings of Stockholders
The bylaws provide that special meetings of stockholders may be called, for any purpose or purposes, by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. The only business that may be conducted at a special meeting of stockholders is that business specified in the notice of the meeting.
Advance Notice Provisions
The bylaws provide that proposals and director nominations made by a stockholder to be voted upon at any annual meeting or special meeting of stockholders may be taken only if such proposal or director nomination is “properly presented” at such meeting. In order for any matter, as the case may be, to be considered “properly presented” at such meeting, a stockholder must comply with certain requirements regarding advance notice to us.
Generally, in the case of an annual meeting, stockholders must deliver to the Secretary of H&P a written notice between 90 and 120 days before the anniversary date of our immediately preceding annual meeting of stockholders. In the case of an annual meeting where we have changed the date of the annual meeting to more than 25 days before or after the anniversary date of our immediately preceding annual meeting of stockholders or in the case of a special meeting of stockholders for the purpose of electing directors, stockholders must deliver the notice no later than 10 days after the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever first occurs.
To be in proper form, the notice must include, among other things, the name and address of the stockholder, certain information regarding the shares owned by the stockholder, a description of all arrangements or understandings between the stockholder and any proposed nominee or other persons relating to H&P or the nomination or proposal and a description of any material interest of the stockholder in the nomination or proposal. To nominate directors, the notice must include, as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address, residence address and principal occupation or employment of the nominee and certain information regarding the shares owned by the nominee. To make stockholder proposals, the notice must include a description of the proposal and the reasons for bringing the proposal before the meeting. Additionally, the notice must include such other information about the stockholder, each proposal and nominee as required by the SEC.
Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Vacancies on the Board of Directors
The bylaws provide that vacancies on the board of directors arising through death, resignation, retirement, removal, an increase in the number of directors or otherwise shall be filled only by a majority of the directors then in office, though less than a quorum.
Issuance of Preferred Stock
As described above, the certificate of incorporation authorizes a class of undesignated preferred stock consisting of 1,000,000 shares. Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.
Merger Provisions
The certificate of incorporation provides that the affirmative vote of at least two-thirds of the outstanding stock entitled to vote is required in order for us to:
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merge and/or consolidate with any other corporation unless we own at least 90% of the outstanding shares of the other corporation; or

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sell, lease, exchange, transfer or otherwise dispose of all or substantially all of our assets or business.

The certificate of incorporation provides that the affirmative vote of at least three-fourths of the outstanding stock entitled to vote is required in order for us to:
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sell, lease, exchange, transfer or otherwise dispose of all or substantially all of our assets or business to a related corporation (defined as a stockholder owning more than 5% of our outstanding shares of any class of stock entitled to vote) or an affiliate of a related corporation;

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merge with a related corporation or an affiliate of a related corporation; or

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enter into a combination or majority share acquisition in which we are the acquiring corporation and our voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to stockholders of a related corporation.

Delaware Business Combination Statute
H&P is a Delaware corporation and is subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a “business combination” between a corporation and an “interested stockholder” within three years of the time the stockholder became an interested stockholder, unless:
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prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who owns, individually or with or through other persons, 15% or more of the corporation’s outstanding voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF WARRANTS
H&P may issue warrants to purchase any combination of common stock, preferred stock and debt securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.
Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between H&P and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
The applicable prospectus supplement will describe the terms of warrants H&P offers, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:
•
the title of the warrants;

•
the aggregate number of warrants;

•
the price or prices at which the warrants will be issued;

•
the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•
the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•
the date, if any, on and after which the warrants and the related securities will be separately transferable;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
if appropriate, a discussion of material U.S. federal income tax considerations; and

•
any other specific terms of the warrants.

DESCRIPTION OF RIGHTS
H&P may issue rights to its stockholders for the purchase of common stock. Each series of rights will be issued under rights agreements to be entered into between H&P and a bank or trust company, as rights agent. You should read the particular terms of the rights, which will be described in more detail in the applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.
The applicable prospectus supplement will describe the terms of any series of rights H&P offers, the rights agreement relating to the rights and the rights certificates, including, to the extent applicable:
•
the date for determining the stockholders entitled to the rights distribution;

•
the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•
the aggregate number of rights being issued;

•
the date, if any, on and after which such rights may be transferable separately;

•
the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•
if appropriate, a discussion of material U.S. federal income tax considerations; and

•
any other specific terms of the rights.

DESCRIPTION OF UNITS
H&P may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, rights or any combination thereof. H&P may evidence each series of units issued by unit certificates that H&P will issue under a separate agreement. H&P may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that H&P selects. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.
If H&P offers any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
if appropriate, a discussion of material U.S. federal income tax considerations; and

•
any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
H&P and HPIDC may sell the securities offered in this prospectus on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.
We will prepare a prospectus supplement for each offering that will set forth the terms of the offering and the method of distribution and will include the following information:
•
the name or names of any underwriters or agents;

•
the purchase price of the securities from us;

•
the net proceeds to us from the sale of the securities;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell the common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for the common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the

Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as an agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as an agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.
We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Other than the common stock, which is listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of H&P appearing in H&P’s Annual Report on Form 10-K for the year ended September 30, 2021, and the effectiveness of H&P’s internal control over financial reporting as of September 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
H&P files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information H&P files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at http://www.helmerichpayne.com. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer and, as permitted by SEC rules, does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules H&P files with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.
We are incorporating by reference information H&P files with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that H&P files with the SEC automatically will update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any future filings H&P makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering, in each case excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:
•
H&P’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 18, 2021 (the “Form 10-K”);

•
H&P's Quarterly Reports on Form 10-Q for the periods ended December 31, 2021 and March 31, 2022, filed with the SEC on January 31, 2022 and April 27, 2022, respectively;

•
H&P’s Current Reports on Form 8-K filed with the SEC on December 10, 2021 and March 2, 2022;

•
H&P’s Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on January 18, 2022, to the extent incorporated by reference into the Form 10-K; and

•
the description of H&P’s common stock contained in H&P’s Registration Statement on Form 8-A, as updated by the Description of Securities filed as Exhibit 4.1 to the Form 10-K filed on November 18, 2021, including any subsequent amendment or report filed for the purpose of updating the description of H&P’s common stock contained therein.

All filings made by H&P with the SEC pursuant to the Exchange Act (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this registration statement and prior to the effectiveness of this registration statement shall also be deemed incorporated by reference into this prospectus.
You may request a copy of H&P’s filings, other than exhibits to these filings unless we have specifically incorporated those exhibits by reference into this prospectus, at no cost, by writing us at the following address or telephoning us at the following telephone number:
Investor Relations
Helmerich & Payne, Inc.
1437 South Boulder Avenue, Suite 1400
Tulsa, Oklahoma 74119
(918) 742-5531

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by us in connection with the offering described in this Registration Statement.
Registration fee	*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Trustee fees and expenses	†
Rating agency fees	†
Miscellaneous	†
Total	†

*
Applicable Securities and Exchange Commission (“SEC”) registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), and are not estimable at this time.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.
Helmerich & Payne, Inc. (“H&P”) and Helmerich & Payne International Drilling Co. (“HPIDC”) are both Delaware corporations. Section 145 of the Delaware General Corporation Law (“DGCL”) provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.
The Fourteenth Article of H&P’s Amended and Restated Certificate of Incorporation (“H&P’s Charter”) provides for the indemnification by H&P of any director, officer or employee of H&P or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with H&P or any of its subsidiaries. H&P’s Charter also (i) limits or in certain circumstances eliminates the personal liability of a director to H&P or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the DGCL, (ii) permits H&P’s indemnification of its officers and directors as provided by Section 145 of the DGCL; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct or a knowing violation of law, the payment of an unlawful dividend or unlawful stock repurchases, or any transaction from which the directors received an improper personal benefit, and (iii) permits H&P as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of H&P. H&P presently maintains in effect a liability insurance policy covering officers and directors. In addition, the directors and officers of the Company have entered into specific agreements which provide for indemnification of such persons by the Company under certain circumstances.
The Tenth Article of HPIDC’s Certificate of Incorporation (“HPIDC’s Charter”) provides for the indemnification by HPIDC of any director, officer, employee or agent of HPIDC or any of its subsidiaries in connection with any action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HPIDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Tenth Article of HPIDC’s Charter also provides for the indemnification of any director, officer, employee or agent of HPIDC or any of its subsidiaries in connection with any action, suit or proceeding brought by or in the right of HPIDC for certain expenses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HPIDC; provided, however, that HPIDC’s Charter, in the absence of certain circumstances, eliminates indemnification where such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to HPIDC. HPIDC’s Charter permits HPIDC as provided in Section 145 of the DGCL to maintain insurance to protect itself and any director, officer, employee or agent of HPIDC.

Item 16.    Exhibits.
The following documents are filed as exhibits to this Registration Statement:†
Exhibit No	Description
3.1	Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 of H&P’s Form 8-K filed on March 14, 2012, SEC File No. 001-04221).
3.2	Amended and Restated By-Laws of Helmerich & Payne, Inc. (incorporated herein by reference to Exhibit 3.1 to H&P’s Form 8-K filed on June 2, 2021, SEC File No. 001-04221).
3.3	Certificate of Incorporation of Helmerich & Payne International Drilling Co. (incorporated herein by reference to Exhibit 3.3 of H&P’s and HPIDC’s Registration Statement on Form S-4 (Registration No. 333-205219)).
3.4	By-Laws of Helmerich & Payne International Drilling Co. and Amendment to By-Laws of Helmerich & Payne International Drilling Co. (incorporated herein by reference to Exhibit 3.4 of H&P’s and HPIDC’s Registration Statement on Form S-4 (Registration No. 333-205219)).
4.1	Indenture, dated March 19, 2015, among Helmerich & Payne International Drilling Co., Helmerich & Payne, Inc. and Wells Fargo Bank, National Association, as trustee, relating to senior debt securities of Helmerich & Payne International Drilling Co. (the “HPIDC Senior Debt Indenture”) (incorporated herein by reference to Exhibit 4.1 of H&P’s Form 8- K filed on March 19, 2015, SEC File No. 001-04221).
4.2	Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of H&P’s Form 8-K filed on December 20, 2018,
SEC File No. 001-04221).
4.3	First Supplemental Indenture, dated December 20, 2018, to the Indenture, dated December 20, 2018, among Helmerich & Payne, Inc., Helmerich & Payne International Drilling Co. and Wells Fargo Bank, National Association, as trustee (including the forms of 4.65% Senior Note due 2025) (incorporated herein by reference to Exhibit 4.2 of H&P’s Form 8-K filed on December 20, 2018, SEC File No. 001-04221).
4.4	Second Supplemental Indenture, dated September 29, 2021, to the Indenture, dated December 20, 2018, between Helmerich & Payne, Inc. and Wells Fargo Bank, National Association, as trustee (including the form of 2.900% Senior Note due 2031) (incorporated herein by reference to Exhibit 4.2 of H&P’s Form 8-K filed on September 29, 2021, SEC File No. 001-04221).
5.1**	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included as part of the signature page to the Registration Statement).
25.1**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 with respect to H&P Senior Debt Indenture.
25.2**	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, on Form T-1 with respect to the HPIDC Senior Debt Indenture.
107**	Filing Fee Table

†
H&P will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby. Any additional required Statements of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 would be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

**
Filed herewith.

Item 17.    Undertakings.
(a)
Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration

Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 28, 2022.
HELMERICH & PAYNE, INC.
(Registrant)
By:
/s/ JOHN W. LINDSAY

Name: John W. Lindsay
Title: President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. Lindsay, Mark W. Smith, Cara M. Hair, Debra R. Stockton and William H. Gault, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ JOHN W. LINDSAY John W. Lindsay	Director, President and Chief Executive Officer (Principal Executive Officer)	April 28, 2022
/s/ MARK W. SMITH Mark W. Smith	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2022
/s/ SARA M. MOMPER Sara M. Momper	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 28, 2022
/s/ HANS HELMERICH Hans Helmerich	Director and Chairman of the Board	April 28, 2022
/s/ DELANEY BELLINGER Delaney Bellinger	Director	April 28, 2022
/s/ BELGACEM CHARIAG Belgacem Chariag	Director	April 28, 2022
/s/ KEVIN G. CRAMTON Kevin G. Cramton	Director	April 28, 2022

Signature	Title	Date
/s/ RANDY A. FOUTCH Randy A. Foutch	Director	April 28, 2022
/s/ JOSÉ R. MAS José R. Mas	Director	April 28, 2022
/s/ THOMAS A. PETRIE Thomas A. Petrie	Director	April 28, 2022
/s/ DONALD F. ROBILLARD, JR. Donald F. Robillard, Jr.	Director	April 28, 2022
/s/ EDWARD B. RUST, JR. Edward B. Rust, Jr.	Director	April 28, 2022
/s/ MARY M. VANDEWEGHE Mary M. VanDeWeghe	Director	April 28, 2022
/s/ JOHN D. ZEGLIS John D. Zeglis	Director	April 28, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 28, 2022.
HELMERICH & PAYNE INTERNATIONAL DRILLING CO.
(Registrant)
By:
/s/ JOHN W. LINDSAY

Name: John W. Lindsay
Title: President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ JOHN W. LINDSAY John W. Lindsay	Director and President (Principal Executive Officer)	April 28, 2022
/s/ MARK W. SMITH Mark W. Smith	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2022
/s/ SARA M. MOMPER Sara M. Momper	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 28, 2022
/s/ CARA M. HAIR Cara M. Hair	Director and Senior Vice President	April 28, 2022